                                        Filed pursuant to Rule 424(b)(5)
                                        Registration No. 333-73173, 333-73173-01


           PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED MARCH 11, 1999)
                              U.S. $4,485,700,000
                               XEROX CORPORATION

                           XEROX CAPITAL (EUROPE) PLC
        IRREVOCABLY AND UNCONDITIONALLY GUARANTEED BY XEROX CORPORATION

                          MEDIUM-TERM NOTES, SERIES F
                            ------------------------

     Xerox Corporation ("Xerox" or "we") and Xerox Capital (Europe) plc ("XCE") may use this prospectus supplement to offer from time to time their Medium-Term Notes, Series F (the "Notes"). Xerox will irrevocably and unconditionally guarantee the Notes issued by XCE (the "Guaranties"). In this prospectus supplement, the term "Issuer" means the applicable of Xerox or XCE issuing the Notes, and the term "Guarantor" means Xerox, in its capacity as guarantor under the Notes issued by XCE.

     The following terms may apply to the Notes. The Issuer will provide the final terms of each Note in a pricing supplement. The Notes:

     - may have maturities of nine months or more.

     - may be subject to redemption or repayment at the option of the applicable Issuer or the holder.

     - will be denominated in U.S. dollars, a foreign currency or a foreign currency unit.

     - may bear interest at a fixed or floating interest rate. Certain Notes issued at a discount may not bear interest. Floating interest rates may be based on any of the following formulas:

          -- CD Rate
          -- CMT Rate
          -- Commercial Paper Rate
          -- Federal Funds Effective Rate
          -- LIBOR
          -- Prime Rate
          -- Treasury Rate
          -- Another interest rate index specified in the pricing supplement

     - may be issued as indexed Notes.

     - may be issued in certificated or book-entry form.

     - will have interest payable on dates determined at the time of issuance.

     - will be issued in minimum denominations of $1,000 and multiples of $1,000 (or their equivalents in foreign currencies or foreign currency units).

     - will have an aggregate initial offering price not greater than $4,485,700,000, less the amount of any other debt securities sold by the Issuers under the attached prospectus after the date of this prospectus supplement. The aggregate initial offering price includes the U.S. dollar equivalent of any Notes denominated in a foreign currency or foreign currency units.

     - will be offered from time to time on a reasonable best efforts basis by the agents named below on behalf of the Issuers. The Agents may also purchase Notes from the Issuers for resale to investors. In addition, the Issuers may appoint additional agents for the purpose of soliciting offers to purchase the Notes, and the Issuers may sell Notes directly to investors on their behalf where legally permitted.

     INVESTING IN THE NOTES INVOLVES RISKS - SEE "CERTAIN RISK FACTORS" ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT.

     The Issuers expect to receive between $4,480,092,875 and $4,452,057,250 of the proceeds from the sale of the Notes after paying the Agent's commissions of between $5,607,125 and $33,642,750 and before deducting the expenses of the offering of the Notes which we estimate to be $2,817,000. The net proceeds to the Issuers will be set at the time of each issuance. The Issuers do not expect that any of the Notes will be listed on a securities exchange, and a market for the Notes may not develop.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE RELATED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CHASE SECURITIES INC.
          GOLDMAN, SACHS & CO.
                     LEHMAN BROTHERS
                               MERRILL LYNCH & CO.
                                        J.P. MORGAN & CO.
                                               MORGAN STANLEY DEAN WITTER
                                                      SALOMON SMITH BARNEY

                            ------------------------

                                 March 25, 1999

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                   PAGE
------------------------------------    ----
Certain Risk Factors................     S-3
Description of Notes................     S-6
United States Taxation..............    S-27
Plan of Distribution................    S-37
PROSPECTUS                              PAGE
------------------------------------    ----

About this Prospectus...............       2
Where You Can Find More Information...     2
Xerox Corporation...................       3
Ratios of Earnings to Fixed Charges
  and Earnings to Combined Fixed
  Charges and Preferred Stock Divi-
  dends.............................       4
Xerox Capital (Europe) plc..........       4
Use of Proceeds.....................       5
The Securities We May Offer.........       6
Description of the Debt Securities
  and Guaranties....................       6
Description of the Preferred
  Stock.............................      17
Description of Xerox Common Stock...      19
Plan of Distribution................      21
Legal Opinions......................      22
Experts.............................      22

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. The Issuers have not authorized anyone to provide you with different information. The Issuers are not offering the Notes in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate at any date other than the date indicated on the cover page of the documents.

                              CERTAIN RISK FACTORS

     This prospectus supplement and the attached prospectus contain or incorporate by reference statements and information which are deemed to be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and information relating to the Issuers are based on the beliefs of management as well as assumptions made by and information currently available to management. The words "anticipate," "believe," "estimate," "expect," "intend," "will," and similar expressions, as they relate to the Issuers or the Issuers' management, are intended to identify forward-looking statements. These statements reflect the current views of the Issuers with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus supplement, the attached prospectus or the documents incorporated in this prospectus supplement and the attached prospectus by reference. The Issuers do not intend to update these forward-looking statements.

     Your investment in the Notes includes certain risks. You should consult with your own financial and legal advisers and should carefully consider, among other matters, the following discussion of risks before deciding whether you should invest in any Note. The Notes are not an appropriate investment for you if you are unsophisticated with respect to the significant components of the Notes and/or financial matters.

REDEMPTION

     If your Notes are redeemable at the Issuer's option or are subject to mandatory redemption, the Issuer may elect to redeem (in the case of optional redemption) or may be required to redeem (in the case of mandatory redemption) the Notes at times when prevailing interest rates may be relatively low. Accordingly, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes.

INDEXED NOTES

     If you invest in Notes indexed to one or more interest rates, currencies or other indices or formulas (the "Indexed Notes"), there will be significant risks not associated with conventional fixed rate or floating rate debt securities. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower (or no) amount of principal, premium or interest and at different times than you expected. The existence, magnitude and longevity of such risks and their results depend on a number of matters, including economic, financial and political events that are outside the control of the Issuers. In addition, if an index or formula used to determine any amounts payable in respect of the Notes contains a multiplier or leverage factor, the effect of any change in such index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile, and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

CREDIT RATINGS

     The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors relating to your Notes. In addition, real or anticipated changes in our credit ratings will generally affect the market value of your Notes.

UNCERTAIN TRADING MARKETS

     The Issuers cannot assure you that a trading market for your Notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market. These factors include:

     - complexity and volatility of the index or formula applicable to the Notes,

     - method of calculating the principal, premium and interest in respect of the Notes,

     - time remaining to the maturity of the Notes,

     - outstanding amount of the Notes,

     - redemption features of the Notes,

     - amount of other debt securities linked to the index or formula applicable to the Notes, and

     - level, direction and volatility of market interest rates generally.

     In addition, certain Notes have a more limited trading market and experience more price volatility because they were designed for specific investment objectives or strategies. There may be a limited number of buyers when you decide to sell the Notes. This may affect the price you receive for the Notes or your ability to sell the Notes at all. You should not purchase Notes unless you understand and know you can bear the foregoing investment risks.

FOREIGN CURRENCY RISKS

  Governing Law and Judgments

     The Notes will be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law (other than Section 5-1401 of the General Obligations Law of the State of New York, and any successor statute or statutes). Matters governing the authorization and execution of the Notes of XCE, however, will be construed in accordance with and governed by the laws of England and Wales.

     Courts in the United States have not customarily rendered judgments for money damages denominated in a currency other than the U.S. dollar. New York statutory law provides, however, that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree.

  Exchange Rates and Exchange Controls

     An investment in Notes that are denominated in, or the payment of which is related to the value of, a Specified Currency (as defined in "Description of Notes -- General" below) other than U.S. dollars ("Foreign Currency" and "Foreign Currency Notes") entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in a Note where the principal amount payable at maturity or the interest thereon, or both, may be determined by reference to the relationship between two or more Specified Currencies (a "Currency Indexed Note"), entails significant risks that are not associated with a similar investment in non-indexed Notes. These risks include, without limitation:

     - the possibility of significant market changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies (and, in the case of Currency Indexed Notes, the rate of exchange between the Specified Currency and the Indexed Currency),

     - the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies resulting from official redenomination with respect to a Specified Currency, and

     - the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

These risks generally depend on factors over which the Issuers have no control, such as economic and political events and on the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of any Foreign Currency Note.

     Depreciation of the Foreign Currency of a Foreign Currency Note against the U.S. dollar would result in a decrease in the effective yield of that Note below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis. Depreciation of the currency in which a Currency Indexed Note is issued against the currency to which it is indexed would result in the principal amount payable at the Maturity Date being less than the Face Amount of that Note. This would decrease the effective yield of that Currency Indexed Note below its applicable interest rate and could also result in a loss to the investor. See "Description of Notes -- Currency Indexed Notes".

     If there is an official redenomination of a foreign currency or currency unit, the obligations of either Issuer with respect to payments on Foreign Currency Notes denominated in that foreign currency or currency unit shall be deemed immediately following such redenomination to provide for the payment of equivalent amounts in the redenominated currency or currency unit. In no event shall any adjustment be made to any amount payable under the Notes as a result of:

     - any change in the value of a foreign currency or currency unit relative to any other currency due solely to fluctuations in exchange rates, or

     - any redenomination of any component currency of any foreign currency unit, unless such foreign currency unit is itself officially redenominated.

     Governments have imposed and may in the future impose exchange controls that could affect exchange rates as well as the availability of a Specified Currency. Exchange controls could restrict or prohibit payments of principal, premium and interest in any Foreign Currency. Even if there are no actual exchange controls, it is possible that at an Interest Payment Date or at Maturity of any particular Foreign Currency Note, the Foreign Currency for that Note would not be available to the Issuer. When the Foreign Currency is not available, the Issuer will make required payments in U.S. dollars on the basis described under the heading "Payment Currency".

     Currently, there are limited facilities in the United States for converting U.S. dollars into foreign currencies, and vice versa. In addition, banks currently do not generally offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on Foreign Currency Notes made in a Foreign Currency will be made from an account with a bank located outside the United States. See "Payment Currency".

     Notes denominated in a Specified Currency other than U.S. dollars or euro generally will not be sold in or to residents of the country issuing the Specified Currency. The information in this prospectus supplement is directed to prospective purchasers who are United States residents, and the Issuers disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal, premium and interest on the Notes. You should consult your own counsel with regard to these matters.

     Pricing supplements relating to Foreign Currency Notes or Currency Indexed Notes will contain information concerning historical exchange rates for the applicable Specified Currency against the U.S. dollar or other relevant currency and a description of the currency or currencies and any exchange controls affecting such currency or currencies.

  Payment Currency

     If payment on a Foreign Currency Note is required to be made in a Foreign Currency and that Foreign Currency is unavailable due to:

     - the imposition of exchange controls or other circumstances beyond an Issuer's control, or

     - it no longer being used by the government of the country issuing that Foreign Currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on that due date with respect to that Foreign Currency Note shall be made in U.S. dollars. The Exchange Rate Agent (as defined in "Description of Notes -- Payment of Principal and Interest" below) shall calculate the amount payable on any date in U.S. dollars at a rate determined on the basis of the noon buying rate in The City of New York for cable transfers in that Foreign Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate"). The rate will be determined on the second Business Day prior to the payment date. If the Market Exchange Rate is not then available, the Issuer will be entitled to make payments in U.S. dollars:

     - if the Foreign Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for that Foreign Currency, or

     - if the Foreign Currency is a composite currency, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or, if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency).

     All determinations made by the Exchange Rate Agent shall be at its sole discretion, except to the extent expressly provided in this prospectus supplement that any determination is subject to approval by the Issuer. In the absence of manifest error, all determinations of the Exchange Rate Agent shall be conclusive for all purposes and binding on holders of the Notes and the Exchange Rate Agent shall have no liability for its determinations.

                              DESCRIPTION OF NOTES

     The following description of the particular terms of the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Debt Securities in the accompanying prospectus. Capitalized terms used but not defined herein have the meanings assigned to such terms in the accompanying prospectus and the Indenture (as defined below). The following description of the Notes will apply to all Notes, unless otherwise specified in an accompanying pricing supplement (a "Pricing Supplement").

GENERAL

     The Notes will be issued under the Indenture, dated as of October 21, 1997 (as amended, supplemented or modified from time to time, the "Indenture"), among Xerox, XCE (formerly Rank Xerox Capital (Europe) plc), Xerox Overseas Holdings Limited (formerly Xerox Overseas Holdings PLC) ("Xerox Overseas"), Xerox, as Guarantor, and Citibank, N.A., as Trustee (the "Trustee"). The Indenture does not limit the amount of other debt that may be incurred by the Issuers under the Indenture or otherwise.

     The Notes will be issued as a single series of Debt Securities under the Indenture and are currently limited to U.S. $4,485,700,000 aggregate principal amount (or if any Notes are to be issued as Discount Notes (as defined below) or Indexed Notes, aggregate initial offering price), or the equivalent in foreign currencies or currency units. The Issuers may increase the foregoing limit if they determine in the future that they wish to sell additional Notes. The U.S. dollar equivalent of Notes denominated in a Foreign Currency will be determined upon issuance by the Exchange Rate Agent, on the basis of the Market Exchange Rate for that Foreign Currency on the applicable trade dates. The statements in this prospectus supplement concerning the Notes and the Indenture do not purport to be complete. They are qualified in their entirety by reference to the provisions of the Indenture, including the definitions of certain terms used in this prospectus supplement without definition.

     Xerox will irrevocably and unconditionally guarantee payments of principal, premium, if any, and interest, if any, with respect to Notes issued by XCE.

     The Notes will be offered on a continuous basis and will mature on any day nine months or more from the date of issue, as selected by the purchaser and agreed to by the Issuer. Notes may be subject to redemption and/or repayment prior to their Maturity Date. See "Redemption" and "Repayment and Repurchases" below. Each Note will bear interest from the Original Issue Date (as defined below) at either (a) a fixed rate, which may be zero in the case of a Note issued at an Issue Price (as defined below) representing a substantial discount from the principal amount payable upon the Maturity Date (a "Zero-Coupon Note"), or (b) a floating rate or rates determined by reference to one or more Base Rates which may be adjusted by a Spread and/or Spread Multiplier (each as defined below).

     The Notes will be issued initially as either Book-Entry Notes or Certificated Notes in fully registered form without coupons. Except as set forth in the prospectus under "Description of the Debt Securities and Guaranties -- Global Securities" and under "Global Securities and Book-Entry System" below, Book-Entry Notes will not be issuable as Certificated Notes.

     The Notes may be denominated in U.S. dollars or in foreign currencies or currency units (the "Specified Currency") which will be described in the Pricing Supplement. If a Specified Currency is not described in the Pricing Supplement, the Notes will be denominated in U.S. dollars and payments of principal, premium and interest will be made in U.S. dollars in the manner described in this prospectus supplement. If any of the Notes are to be denominated in a Foreign Currency, additional information about the terms of these Notes and other matters of interest to the holders of these Notes, including any risk factors, will be described in the Pricing Supplement. The authorized denominations of Notes denominated in U.S. dollars will be generally be U.S. $1,000 and any integral multiple of U.S. $1,000. The authorized denominations of Notes denominated in a Foreign Currency will be set forth in the Pricing Supplement.

     The Notes issued by Xerox and the Guaranties will be unsecured obligations of Xerox, and will rank pari passu with all other unsecured and unsubordinated debt of Xerox. The Notes issued by XCE will be unsecured obligations of XCE, and will rank pari passu with all other unsecured and unsubordinated debt of XCE. In the event of a default by XCE in the performance of its obligations to pay the principal of, and premium, if any, and interest, if any, on any Notes issued by XCE, any holder of those Notes shall be entitled to serve upon XCE a demand and upon receipt XCE shall, if and to the extent that it shall have rights to call for the subscription of further shares under the Novated and Restated Subscription Agreement dated October 31, 1997, between Xerox Overseas and XCE (the "Subscription Agreement"), serve upon Xerox Overseas a written demand for the subscription of additional shares in the share capital of XCE pursuant to and subject to the provisions of the Subscription Agreement.

     Notes issued by XCE in respect of which the proceeds are to be accepted by XCE in the United Kingdom and which are issued pursuant to an exempt transaction under regulation 13(1) or (3) of the Banking Act 1987 (Exempt Transactions) Regulations 1997 of the United Kingdom (the "U.K. Regulations") will constitute shorter term debt securities or longer term debt securities (in each case, as defined in the U.K. Regulations), as specified in such Notes, in each case issued in accordance with regulations made under section 4 of the Banking Act 1987 of the United Kingdom. XCE is not an authorized institution or a European authorized institution (as such terms are defined in the U.K. Regulations) and repayment of the principal and payment of any interest or premium in connection with such Notes will be guaranteed by Xerox, which is not an authorized institution or a European authorized institution.

     Unless otherwise specified in the applicable Pricing Supplement, as used herein:

     - "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Foreign Currency Notes, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer-

       (TARGET) System is open); provided, further, that, with respect to Notes as to which LIBOR is a Base Rate, such day is also a London Banking Day (as defined below).

     - "London Banking Day" means a day on which commercial banks are open for business (including dealings in the Index Currency (as defined below)) in London;

     - "Discount Note" means (a) a Note, including any Zero-Coupon Note, that has been issued at an issue price lower than the principal amount thereof and which provides that upon redemption, repayment or acceleration of the maturity thereof an amount less than the principal amount thereof will become due and payable and (b) any other Note that for United States Federal income tax purposes would be considered an original issue discount note;

     - "Maturity Date" with respect to any Note means the date on which such Note will mature, as specified therein; and

     - "Maturity" means the date on which the principal of a Note becomes due and payable in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, or upon earlier redemption or repayment or otherwise.

     The Pricing Supplement relating to each Note will identify the Issuer of the Note and describe the following terms:

     - the Specified Currency with respect to the Note (and, if the Specified Currency is Foreign Currency, certain other terms relating to the Note);

     - whether the Note is a Fixed Rate Note, an Amortizing Note, a Floating Rate Note, a Discount Note or a Zero-Coupon Note;

     - whether the Note is a Currency Indexed Note or other Indexed Note, and if so the special terms relating to the Note;

     - if other than 100%, the price (expressed as a percentage of the aggregate principal amount of the Note) at which the Note will be issued (the "Issue Price");

     - the date on which the Note will be issued (the "Original Issue Date");

     - the Maturity Date of the Note and whether the Maturity Date may be extended by the Issuer;

     - if the Note is a Fixed Rate Note, the rate per annum at which the Note will bear any interest;

     - if the Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period, the Interest Reset Dates, the Interest Payment Dates, the Index Maturity, any Maximum Interest Rate or Minimum Interest Rate, and any Spread and/or Spread Multiplier (all as defined herein), and any other terms relating to the particular method of calculating the interest rate for the Note;

     - if the Note is an Amortizing Note, whether payments of principal and interest will be made quarterly or semi-annually, and the repayment information in respect thereof;

     - whether the Note may be redeemed or repaid prior to its Maturity Date, and if so, the provisions relating to the redemption or repayment;

     - whether the Note will be issued initially as a Book-Entry Note or a Certificated Note;

     - any original issue discount provisions; and

     - any other terms of the Note not inconsistent with the provisions of the Indenture.

PAYMENT OF PRINCIPAL AND INTEREST

     The principal, premium and interest on the Notes will generally be paid by the Issuer in U.S. dollars in the manner described in the following paragraphs, even if a Note is denominated in a Foreign Currency.

The holder of a Note may, if the Note is denominated in a Foreign Currency and if the Issuer permits, elect to receive all payments in that Foreign Currency. This right is subject to certain conditions, which are described under the heading "Foreign Currency Risks -- Payment Currency". To obtain payments in a Foreign Currency, the holder must deliver a written request to the Issuer's paying agent (the "Paying Agent") in The City of New York, and that written request must be received by the Paying Agent on or prior to the applicable record date or at least fifteen calendar days prior to Maturity, as the case may be. Such election shall remain in effect until changed by written notice to the Paying Agent. The Paying Agent must receive written notice of any change on or prior to the applicable record date or at least fifteen calendar days prior to Maturity, as the case may be. Until the Notes are paid or payment thereof is provided for, the Issuers will at all times maintain a Paying Agent in The City of New York. The Issuers have initially appointed Citibank, N.A., New York, New York as Paying Agent. Each Issuer will notify the holders of its Notes in accordance with the Indenture of any change in the Paying Agent or its address.

     The Issuer will bear all currency exchange costs unless any holder of a Note has made an election to receive payment in a Foreign Currency. In that case, each electing holder shall bear its pro-rata portion of any currency exchange costs by deductions from payments otherwise due to the holder.

     The amount of any U.S. dollar payments to be made on Notes denominated in a Foreign Currency will be determined by an agent appointed by the Issuer (the "Exchange Rate Agent"). The Issuers have initially appointed Citibank, N.A., New York, New York as Exchange Rate Agent. The Exchange Rate Agent will base its determination on the highest firm bid quotation received at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, from three recognized foreign exchange dealers selected by the Exchange Rate Agent and approved by Xerox (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Foreign Currency payable on such payment date in respect of all Notes denominated in that Foreign Currency on which payments are to be made in U.S. dollars. If three such bid quotations are not available, payments will be made in that Foreign Currency. Quotations will be selected from among the quotations appearing in the display "page" within the Reuters or Bridge Telerate, Inc., as agreed to by the Issuer and the Exchange Rate Agent, used to determine the U.S. dollar equivalent of the Currency (the "Exchange Rate"). If the display "page" is not available or that Foreign Currency is a composite currency for which separate current composite currency quotations are not available, another comparable display or another comparable manner of obtaining quotations will be agreed to by the Issuer and the Exchange Rate Agent. If no such indicative quotations are available, payments will be made in that Foreign Currency unless that Foreign Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Issuer's control, in which case the Issuer will be entitled to make payments as described under "Currency-Related Risk Factors -- Foreign Currency
Risks -- Payment Currency".

     In the event of an official redenomination of a Specified Currency, the obligations of an Issuer with respect to payments on Notes denominated in that Specified Currency shall be deemed immediately following such redenomination to provide for payment of equivalent amounts of redenominated currency. In no event shall any adjustment be made to any amount payable under the Notes as a result of any change in the value of a Specified Currency relative to any other currency due solely to fluctuations in exchange rates. See "Currency-Related Risk Factors -- Foreign Currency Risks -- Exchange Rates and Exchange Controls".

     Interest on Certificated Notes and principal of Amortizing Notes (as defined in "Description of Notes -- Fixed Rate Notes" below), issued in certificated form (in each case, other than interest or, in the case of Amortizing Notes, principal paid at Maturity), will generally be paid by mailing a check (from an account at a bank outside the United States if the interest is payable in a Foreign Currency) to the holder at the address appearing on the Issuer's security register on the applicable record date (which, in the case of Global Securities representing Book-Entry Notes, will be a nominee of the Depositary). In the case of a Note issued between a Regular Record Date and the initial Interest Payment Date relating to that Regular Record Date, interest for the period beginning on the Original Issue Date and ending on that initial Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the registered holder on the related Regular Record Date. A holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms (or a holder of the equivalent thereof in a Foreign Currency) shall be entitled to receive such interest payments by wire transfer in immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Record Date. Simultaneously with the election by any holder to receive payments in a Foreign Currency as provided above, the holder may, if applicable, provide appropriate instructions to the Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States. Payments of principal, premium and interest at Maturity will be made to the holder on the date of Maturity in immediately available funds (payable to an account maintained by the payee with a bank located outside of the United States if payable in a Foreign Currency) upon surrender of the Notes at the Corporate Trust Office of Citibank, N.A. in the Borough of Manhattan, The City of New York (or at such other location as may be specified in the Pricing Supplement). A Note must be presented to the Paying Agent in time for the Paying Agent to make payments in accordance with its customary procedures. See "Important Currency Exchange Information" below. The Issuer will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments will be borne by the holders of the Notes in respect of which such payments are made.

     Each date on which interest is payable on a Note (other than at Maturity) is referred to as an "Interest Payment Date". The Interest Payment Dates and the Regular Record Dates for Fixed Rate Notes shall be as described below under "Fixed Rate Notes". The Interest Payment Dates for Floating Rate Notes shall be as indicated in the Pricing Supplement. Each "Regular Record Date" for a Floating Rate Note will generally be the fifteenth day (whether or not a Business Day) next preceding each Interest Payment Date.

     All percentages resulting from any calculation of the rate of interest on a Note will generally be rounded, if necessary, to the nearest one one-hundred-thousandth of a percent (with five one-millionths of a percentage point being rounded upwards). All currency amounts used in or resulting from any calculation on a Note will generally be rounded to the nearest one one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

     Interest rates offered by an Issuer with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction. Interest rates, interest rate formulas and other variable terms of the Notes are subject to change by an Issuer from time to time. No change will affect any Note already issued or as to which an offer to purchase has been accepted by the Issuer.

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from its Original Issue Date at the rate per annum set forth in the Note and in the Pricing Supplement until the principal amount of the Note is paid or made available for payment. The rate may change as described below under "Subsequent Interest Periods" and "Extension of Maturity Date". Interest on Fixed Rate Notes will generally be computed on the basis of a 360-day year of twelve 30-day months. Interest on each Fixed Rate Note (other than a Zero-Coupon Note or an Amortizing Note) will generally be payable at Maturity and semi-annually in arrears each April 15 and October 15. The "Regular Record Dates" will be March 31 and September 30 (whether or not a Business Day).

     Principal of and interest on a Fixed Rate Note which pays a level amount in respect of both interest and principal amortized over the life of such Note (an "Amortizing Note") will be payable at Maturity and either semi-annually each April 15 and October 15, or quarterly each January 15, April 15, July 15 and October 15. The "Regular Record Dates" will generally be March 31 and September 30 (whether or not a Business Day), in the case where the principal and interest are payable semi-annually, and December 31, March 31, June 30 and September 30 (whether or not a Business Day), in the case where the principal and interest are payable quarterly. Payments will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount. A table setting forth repayment information will be set forth in the Pricing Supplement.

     The Pricing Supplement relating to each Fixed Rate Note that is not an Amortizing Note will specify whether the date on which interest is payable (whether on an Interest Payment Date or at Maturity) will be subject to adjustment in accordance with:

     - the Following Business Day Convention, in which case, in the event that any Interest Payment Date or the date of Maturity for such Note falls on a day that is not a Business Day, the payment of principal, premium and interest will be postponed to the first following day that is a Business Day or

     - another business day convention specified in the Pricing Supplement, in which case, the Pricing Supplement will specify when payments may be made in the event that any Interest Payment Date or the date of Maturity falls on a day that is not a Business Day.

     Each payment of interest on a Fixed Rate Note that is not an Amortizing Note will generally include interest accrued through the day before the Fixed Rate Period End Date. The "Fixed Rate Period End Date" means, in respect of a Fixed Rate Note that is not an Amortizing Note, each Interest Payment Date or the date of Maturity. The Pricing Supplement will specify whether each Fixed Rate Period End Date will be subject to:

     - adjustment in accordance with the Following Business Day Convention; in which case, in the event that any Fixed Rate Period End Date falls on a day that is not a Business Day, the Fixed Rate Period End Date will be postponed to the first following day that is a Business Day;

     - adjustment in accordance with another business day convention specified in the Pricing Supplement, in which case, the Pricing Supplement will specify the method of adjusting any Fixed Rate Period End Date that would otherwise fall on a day that is not a Business Day; or

     - no adjustment, in which case, no adjustment will be made, notwithstanding that the Fixed Rate Period End Date occurs on a day that is not a Business Day.

FLOATING RATE NOTES

     From the Original Issue Date to the first Interest Reset Date set forth in the Pricing Supplement, each Floating Rate Note will bear interest at the Initial Interest Rate set forth in the Pricing Supplement. Thereafter, until the principal amount is paid or made available for payment, each Floating Rate Note will bear interest at a rate determined by reference to an interest rate base (the "Base Rate"), which may be adjusted by a Spread and/or Spread Multiplier. The Pricing Supplement will designate one of the following Base Rates as applicable to each Floating Rate Note:

     - the CD Rate (a "CD Rate Note"),

     - the CMT Rate (a "CMT Rate Note"),

     - the Commercial Paper Rate (a "Commercial Paper Rate Note"),

     - the Federal Funds Rate (a "Federal Funds Rate Note"),

     - LIBOR (a "LIBOR Note"),

     - the Treasury Rate (a "Treasury Rate Note"),

     - the Prime Rate (a "Prime Rate Note"), or

     - another Base Rate set forth in the Pricing Supplement and in the Floating Rate Note.

     The "Index Maturity" for any Floating Rate Note is the designated maturity of the investment or obligation from which the Base Rate is calculated as specified in the Pricing Supplement. The "Spread" is the number of basis points specified in the Pricing Supplement to be added to or subtracted from the Base Rate in order to calculate the interest rate for a Floating Rate Note. The "Spread Multiplier" is the percentage specified in the Pricing Supplement by which the Base Rate is to be multiplied to calculate the interest rate for a Floating Rate Note.

     A Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate"); and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Notes will be governed by the law of the State of New York and, under present New York law, the maximum rate of interest, with certain exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in an amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise (the "Interest Reset Period"), as specified in the Pricing Supplement. The date or dates on which interest will be reset (each an "Interest Reset Date") will generally be:

     - in the case of Floating Rate Notes that reset daily, each Business Day,

     - in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week,

     - in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week (except as provided below),

     - in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month,

     - in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December,

     - in the case of Floating Rate Notes that reset semi-annually, the third Wednesday of the two months specified in the Pricing Supplement, and

     - in the case of Floating Rate Notes that reset annually, the third Wednesday of the month specified in the Pricing Supplement.

     If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, that Interest Reset Date shall be postponed to the succeeding Business Day. In the case of a LIBOR Note, if the next Business Day is in the next succeeding calendar month, that Interest Reset Date shall be the immediately preceding Business Day. If an auction for Treasury bills falls on a day that is an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date shall be the next succeeding Business Day.

     With respect to a Floating Rate Note, accrued interest will be calculated by multiplying the principal amount of that Note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period (as defined below) or from the last date from which accrued interest is being calculated. The interest factor for each such day is generally computed by dividing the interest rate applicable on that day by:

     - 360, in the cases of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes, or

     - the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes.

     The interest rate in effect on each day will generally be:

     - if that day is an Interest Reset Date, the interest rate as determined in accordance with the procedures set forth below with respect to the Interest Determination Date (as defined below) pertaining to that Interest Reset Date, or

     - if that day is not an Interest Reset Date, the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

     Interest will generally be payable:

     - in the case of Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the Pricing Supplement;

     - in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year;

     - in the case of Floating Rate Notes that reset semi-annually, on the third Wednesday of the two months specified in the Pricing Supplement;

     - in the case of Floating Rate Notes that reset annually, on the third Wednesday of the month specified in the Pricing Supplement; and

     - in each case, at Maturity.

     The Pricing Supplement relating to each Floating Rate Note will specify whether the date on which interest is payable (whether on an Interest Payment Date or at Maturity) will be subject to adjustment in accordance with:

     - the Following Business Day Convention, in which case, in the event that any Interest Payment Date or the date of Maturity falls on a day that is not a Business Day, the payment of principal, premium and interest will be postponed to the first following day that is a Business Day;

     - the Modified Following Business Day Convention, in which case, in the event that any Interest Payment Date or the date of Maturity for such Note falls on a day that is not a Business Day, the payment of principal, premium and interest will be postponed to the first following day that is a Business Day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a Business Day; or

     - another business day convention as specified in the Pricing Supplement, in which case, the Pricing Supplement will specify when payments may be made in the event that any Interest Payment Date or the date of Maturity falls on a day that is not a Business Day.

     Each payment of interest on a Floating Rate Note shall generally include interest accrued from and including the Original Issue Date or from and including the last Floating Rate Period End Date to which interest has been paid to, but excluding, such Floating Rate Period End Date (such period, an "Interest Period"). The "Floating Rate Period End Date" means, in respect of a Floating Rate Note, each Interest Payment Date or the date of Maturity. The Pricing Supplement relating to each Floating Rate Note will specify whether each Floating Rate Period End Date will be subject to:

     - adjustment in accordance with the Following Business Day Convention, in which case, in the event that any Floating Rate Period End Date falls on a day that is not a Business Day, that Floating Rate Period End Date will be postponed to the first following day that is a Business Day;

     - adjustment in accordance with the Modified Following Business Day Convention, in which case, in the event that any Floating Rate Period End Date falls on a day that is not a Business Day, that Floating Rate Period End Date will be postponed to the first following day that is a Business Day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a Business Day;

     - adjustment in accordance with another business day convention as specified in the Pricing Supplement, in which case, the Pricing Supplement will specify the method of adjusting any Floating Rate Period End Date that would otherwise fall on a day that is not a Business Day; or

     - no adjustment, in which case, no adjustment will be made, notwithstanding that the Floating Rate Period End Date occurs on a day that is not a Business Day.

     The interest rate applicable to each Interest Reset Period commencing on the Interest Reset Date with respect to that Interest Reset Period will be the rate determined as of the applicable Interest Determination Date on or prior to the Calculation Date (as defined below). The "Interest Determination Date" pertaining to an Interest Reset Date generally will be:

     - the second Business Day next preceding each Interest Reset Date, in the case of CD Rate Notes, CMT Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and Prime Rate Notes,

     - the second London Banking Day next preceding each Interest Reset Date, in the case of LIBOR Notes, and

     - the day of the week in which each Interest Reset Date falls on which Treasury bills of the applicable Index Maturity are auctioned, in the case of Treasury Rate Notes. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday. When Monday is a legal holiday, the auction is normally held on the following Tuesday, but may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will generally be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

     The "Calculation Date", if applicable, pertaining to an Interest Determination Date will generally be the earlier of (i) the tenth calendar day after that Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

     Citibank, N.A. will be the calculation agent (the "Calculation Agent") with respect to the Floating Rate Notes, unless the Pricing Supplement specifies another calculation agent. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

  CD Rate Notes

     CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and any Spread and/or Spread Multiplier) specified in the CD Rate Notes and in the Pricing Supplement.

     The "CD Rate" generally means, with respect to any Interest Determination Date, the rate on that date for negotiable certificates of deposit having the applicable Index Maturity, as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)".

     The following procedures will be followed if the CD Rate cannot be determined as described above:

     - If the above rate is not published by 9:00 a.m., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date set forth in H.15 Daily Update (as defined below) for that day in respect of certificates of deposit having the Index Maturity specified in the Pricing Supplement under the caption "CDs (secondary market)". "H.15 Daily Update" means the daily update of H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

     - If the rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the Calculation Agent will determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date, of three leading nonbank dealers in negotiable U.S.

       dollar certificates of deposit in New York City selected by the Calculation Agent (after consultation with Xerox) for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the Pricing Supplement in the denomination of $5,000,000.

     - If the dealers selected by the Calculation Agent are not quoting as set forth above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date.

     CD Rate Notes, like other Notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

  CMT Rate Notes

     CMT Rate Notes will bear interest at the interest rates (calculated with reference to the CMT Rate and any Spread and/or Spread Multiplier) specified in the CMT Rate Notes and in the Pricing Supplement.

     The "CMT Rate" generally means, with respect to any Interest Determination Date relating to a CMT Rate Note, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.", under the column for the Designated CMT Maturity Index (as defined below) for:

     - if the Designated CMT Telerate Page is 7051, the rate on that Interest Determination Date; and

     - if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which that Interest Determination Date occurs.

     The following procedures will be followed if the CMT Rate cannot be determined as described above:

     - If the rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate for that Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

     - If the rate is no longer published, or if not published by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate for that Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

     - If such information is not provided by 3:00 p.m., New York City time, on the Calculation Date, then the Calculation Agent will determine the CMT Rate for that Interest Determination Date to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in New York City selected by the Calculation Agent as described in the following sentence. The Calculation Agent will select five Reference Dealers and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.

     - If the Calculation Agent cannot obtain three such Treasury note quotations, the Calculation Agent will determine the CMT Rate for such Interest Determination Date to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in New York City (selected using the same method described above), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000.

     - If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

     - If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on that Interest Determination Date.

     If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Bridge Telerate, Inc. (or any successor service) on the page designated in the Pricing Supplement (or any other page as may replace such page on that service for the purposes of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified in the Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

  Commercial Paper Rate Notes

     Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and any Spread and/or Spread Multiplier) specified in the Commercial Paper Rate Notes and in the Pricing Supplement.

     The "Commercial Paper Rate" generally means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note, the Money Market Yield (as defined below) on that date of the rate for commercial paper having the Index Maturity specified in the Pricing Supplement, as that rate is published in H.15(519) under the heading "Commercial Paper -- Nonfinancial".

     The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

     - If the above rate is not published by 9:00 a.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on that Interest Determination Date of the rate for commercial paper of the Index Maturity specified in the applicable Pricing Supplement as published in H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial".

     - If by 3:00 p.m., New York City time, on the Calculation Date the rate is not yet published in either H.15(519) or H.15 Daily Update, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers of commercial paper in New York City selected by the Calculation Agent (after consultation with Xerox) for commercial paper of the Index Maturity specified in the Pricing Supplement placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency.

     - If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Commercial Paper Rate with respect to that Interest Determination Date will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

     "Money Market Yield" means a yield calculated in accordance with the following formula:

                            D X 360 X 100
  Money Market Yield   =   ---------------
                            360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.

  Federal Funds Rate Notes

     Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and any Spread and/or Spread Multiplier) specified in the Federal Funds Rate Notes and in the Pricing Supplement.

     The "Federal Funds Rate" generally means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)".

     The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

     - If the above rate is not published by 9:00 a.m., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate on that Interest Determination Date as published in H.15 Daily Update under the heading "Federal Funds/(Effective)".

     - If such rate is not yet published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the Federal Funds Rate and to be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent (after consultation with Xerox) as of 9:00 a.m., New York City time, on that Interest Determination Date.

     - If the brokers selected by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate with respect to that Interest Determination Date will remain the Federal Funds Rate then in effect on that Interest Determination Date.

  LIBOR Notes

     LIBOR Notes will bear interest at the rates (calculated with reference to LIBOR and any the Spread and/or Spread Multiplier) specified in such LIBOR Notes and in any any Pricing Supplement.

     LIBOR with respect to any Interest Determination Date will generally be determined by the Calculation Agent in accordance with the following provisions:

     With respect to an Interest Determination Date relating to a LIBOR Note:

     - If "LIBOR Reuters" is specified in the Pricing Supplement as the method for calculating LIBOR, LIBOR will be the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date.

     - If "LIBOR Telerate" is specified in the Pricing Supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity designated in the Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date.

     - If neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the Pricing Supplement as the method for calculating LIBOR, LIBOR will be calculated as if "LIBOR Telerate" had been specified.

     If fewer than two such offered rates appear or if no such rate appears, as applicable, LIBOR in respect of the related Interest Determination Date will be determined as follows:

     - The Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with Xerox) to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the Pricing Supplement, commencing on the Interest Reset Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on that Interest Determination Date will be the arithmetic mean of such quotations.

     - If fewer than two quotations are provided, LIBOR determined on that Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., or such other time specified in the Pricing Supplement, in the Principal Financial Center for the Index Currency, on that Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (after consultation with Xerox) for loans in the Index Currency to leading European banks, having the Index Maturity designated in the Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time.

     - If the banks so selected by the Calculation Agent are not quoting as mentioned above, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date.

     "Designated LIBOR Page" means:

     - if "LIBOR Reuters" is specified in the Pricing Supplement as the method for calculating LIBOR, the display on the Reuters Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or

     - if "LIBOR Telerate" is specified in the Pricing Supplement, or if neither LIBOR Reuters nor LIBOR Telerate is specified in the Pricing Supplement, as the method for calculating LIBOR, the display on the Bridge Telerate, Inc. (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     "Index Currency" means the currency (including composite currencies) specified in the Pricing Supplement as the currency for which LIBOR shall be calculated. If no Index Currency is specified in the Pricing Supplement, the Index Currency shall be U.S. dollars.

     "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency or (ii) the capital city of the country to which the Index Currency relates, as applicable, except, in the case of (i) or (ii) above, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the Principal Financial Center shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, London (solely in the case of the LIBOR Index Currency), Johannesburg and Zurich, respectively.

  Treasury Rate Notes

     Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and any Spread and/or Spread Multiplier) specified in the Treasury Rate Notes and in the Pricing Supplement.

     The "Treasury Rate" generally means, with respect to any Interest Determination Date relating to a Treasury Rate Note, the rate for the auction held on that Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the Pricing Supplement as that rate appears on either Telerate Page 56 or Page 57 under the heading "AVGE INVEST YIELD".

     "Telerate Page 56" and "Telerate Page 57" mean the displays designated on Bridge Telerate, Inc. as Page 56 or Page 57, or any page that replaces either Page 56 or Page 57 on that service, or another service that is nominated as the information vendor, for the purpose of displaying Treasury bill auction rates.

     The following procedures will be followed if the Treasury Rate cannot be determined as described above:

     - If the above rate is not published by 9:00 a.m., New York City time, on the Calculation Date, the Treasury Rate will be the auction average rate on the Interest Determination Date (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. Treasury bills are usually sold at auction on Monday of each week unless that day is a legal holiday. If Monday is a legal holiday, the auction is usually held on the following Tuesday, but the auction may be held on the preceding Friday.

     - In the event that the results of the auction of Treasury bills having the Index Maturity specified in the Pricing Supplement are not published or reported as provided above by 3:00 p.m., New York City time, on the Calculation Date, or if no such auction is held on that Interest Determination Date, the Treasury Rate will be the Bond Equivalent Yield of the rate set forth in H.15(519) for that day opposite the Index Maturity under the caption "U.S. Government Securities/Treasury Bills/Secondary Market".

     - If the above rate is not published in H.15(519) on the Calculation Date, the rate for that day will be the rate set forth in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying such rate, for that day in respect of the Index Maturity under the caption "U.S. Government Securities/Treasury Bills/Secondary Market".

     - If the above rate is not published in H.15(519), H.15 Daily Update or another recognized source, then the Calculation Agent will determine the Treasury Rate to be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with Xerox) for the issue of Treasury bills with a remaining maturity closest to the applicable Index Maturity specified in the Pricing Supplement.

     - If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Treasury Rate with respect to that Interest Determination Date will remain the Treasury Rate then in effect on that Interest Determination Date.

  Prime Rate Notes

     Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and any Spread and/or Spread Multiplier) specified in the Prime Rate Notes and in the Pricing Supplement.

     "Prime Rate" generally means, with respect to any Interest Determination Date relating to a Prime Rate Note, the rate on such date as published in H.15(519) under the heading "Bank Prime Loan".

     The following procedures will be followed if the Prime Rate cannot be determined as described above:

     - If the rate is not published by 9:00 a.m., New York City time, on the Calculation Date, the Prime Rate will be the rate on that Interest Determination Date as published in H.15 Daily Update opposite the caption "Bank Prime Loan".

     - If the rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date, in either H.15 (519) or H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen USPRIME1 Page" (as defined below) as that bank's prime rate or base lending rate as in effect for that Interest Determination Date.

     - If fewer than four rates but more than one rate appear on the Reuters Screen USPRIME1 Page for that Interest Determination Date, the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Interest Determination Date by at least two major money center banks in New York City selected by the Calculation Agent (after consultation with Xerox).

     - If fewer than two such rates appear on the Reuters Screen USPRIME1 Page, the Calculation Agent will determine the Prime Rate on the basis of the rates furnished in New York City by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent (after consultation with Xerox) to provide a rate or rates.

     - If the banks selected are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on that Interest Determination Date.

     "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or another page that may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

CURRENCY INDEXED NOTES

  General

     The Issuers may from time to time offer Currency Indexed Notes. The principal amount of these Notes payable at the Maturity Date is generally determined by reference to the rate of exchange between the currency or composite currency in which the Notes are denominated (the "Denominated Currency") and the other currency or currencies or composite currency or composite currencies specified as the Indexed Currency (the "Indexed Currency") in the Pricing Supplement. Holders of Currency Indexed Notes will generally be entitled to receive a principal amount exceeding the amount designated as the face amount of the Notes in the Pricing Supplement (the "Face Amount") if, at Maturity, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is greater than the rate of such exchange designated as the Base Exchange Rate, expressed in units of the Indexed Currency per one unit of the Denominated Currency, in the Pricing Supplement (the "Base Exchange Rate"). Holders of Notes will be entitled to receive a principal amount less than the Face Amount of these Notes if, at Maturity, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is less than the Base Exchange Rate. The Base Exchange Rate is determined as described below under "Payment of Principal and Interest". Information as to the relative historical value (which information is not necessarily indicative of relative future value) of the applicable Denominated Currency against the applicable Indexed Currency, any exchange controls applicable to the Denominated Currency or Indexed

Currency and certain tax consequences to holders will be set forth in the Pricing Supplement. See "Currency-Related Risk Factors -- Foreign Currency Risks".

     "Exchange Rate Day" generally means any day:

     - which is a Business Day in The City of New York, and

     - (i) if the Denominated Currency or Indexed Currency is any currency or composite currency other than the U.S. dollar or the euro, a Business Day in the principal financial center of the country of such Denominated Currency or Indexed Currency or (ii) if the Denominated Currency or Indexed Currency is the euro, a Business Day with respect to the euro.

  Payment of Principal and Interest

     Any interest on the Notes will generally be payable by the Issuer in the Denominated Currency based on the Face Amount of the Currency Indexed Notes and at the rate and times and in the manner set forth in this prospectus supplement and in the Pricing Supplement.

     Principal of a Currency Indexed Note will generally be payable by the Issuer in the Denominated Currency at Maturity in an amount equal to the Face Amount of the Note, plus or minus an amount of the Denominated Currency determined by the Exchange Rate Agent by reference to the difference between the Base Exchange Rate and the rate at which the Denominated Currency can be exchanged for the Indexed Currency on the second Exchange Rate Day (the "Exchange Rate Date") prior to Maturity by the Exchange Rate Agent based upon the indicative quotation, selected by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the Exchange Rate Date, for the Indexed Currency (spot bid quotation for the Denominated Currency) which will yield the largest number of units of the Indexed Currency per one unit of the Denominated Currency, for an amount of Indexed Currency equal to the Face Amount of the Note multiplied by the Base Exchange Rate with the Denominated Currency for settlement at Maturity (such rate of exchange, as so determined and expressed in units of the Indexed Currency per one unit of the Denominated Currency, is hereafter referred to as the "Spot Rate"). The selection shall be made from among the quotations appearing on the display "page" within the Reuters or Telerate Monitor Foreign Exchange Service, as agreed to by the Issuer and the Exchange Rate Agent used to determine the Spot Rate. If the display "page" is not available or the Indexed Currency or Denominated Currency is a composite currency for which separate current composite currency quotations are not available, another comparable display or another comparable manner of obtaining quotations will be agreed to by the Issuer and the Exchange Rate Agent. The principal amount of the Currency Indexed Notes determined by the Exchange Rate Agent to be payable at Maturity will be payable to the holders in the manner set forth in this prospectus supplement and in the Pricing Supplement. In the absence of manifest error, the determination by the Exchange Rate Agent of the Spot Rate and the principal amount of Currency Indexed Notes payable at Maturity shall be final and binding on the Issuer and the holders.

     The formula to be used by the Exchange Rate Agent to determine the principal amount of a Currency Indexed Note payable at Maturity will be specified in the Pricing Supplement.

     In the event of any redemption or repayment of a Currency Indexed Note prior to its scheduled Maturity Date, the term "Maturity" used above would refer to the redemption or repayment date of the Currency Indexed Note.

OTHER INDEXED NOTES

     The principal amount payable at Maturity, the amount of any premium or interest, or both, on certain Notes may be determined by reference to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas. The Pricing Supplement will describe, as applicable, the method by which the amount of interest payable and the amount of principal payable at Maturity will be determined, certain special tax consequences to holders, certain risks associated with an investment in these Notes and other information relating to these Notes.

     For the purpose of determining whether holders of the requisite principal amount of Securities outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes will be deemed to be the face amount of the Indexed Notes. In the event of an acceleration of the Maturity of an Indexed Note, the principal amount payable to the holder of that Note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of the Note would be determined on the Maturity Date, as if the date of acceleration were the Maturity Date.

SUBSEQUENT INTEREST PERIODS

     The Pricing Supplement relating to each Note will indicate whether the Issuer has the option to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, and, if so, the date or dates on which the interest rate or the Spread and/or Spread Multiplier may be reset (each an "Optional Reset Date"). If an Issuer has this option with respect to any Note, the following procedures shall generally apply.

     The Issuer may from time to time exercise its option with respect to a Note by notifying the Trustee at least 50 but not more than 60 days prior to an Optional Reset Date for the Note. Not later than 10 days after receipt of the notice from the Issuer but in any event not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the holder of the Note a notice (the "Reset Notice") setting forth:

     - the Issuer's election to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note,

     - the new interest rate or the new Spread and/or Spread Multiplier, as the case may be, and

     - any provisions for redemption or repayment during the period from the Optional Reset Date to the next Optional Reset Date or, if there is no subsequent Optional Reset Date, to Maturity of the Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which the price or prices at which redemption may occur during the Subsequent Interest Period.

     The Issuer may, by not later than 20 days prior to an Optional Reset Date for a Note,, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish a higher interest rate or a higher Spread and/or Spread Multiplier, as applicable, for the Subsequent Interest Period commencing on the Optional Reset Date. In order to exercise this right, the Issuer must cause the Trustee to transmit an irrevocable notice of the higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, to the holders of the Note. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Reset Date and with respect to which the holders of such Notes have not tendered their Notes for repayment (or have validly revoked any tender pursuant to the next succeeding paragraph) will bear the higher interest rate or higher Spread and/or Spread Multiplier, as applicable, whether or not tendered for repayment.

     If the Issuer elects to reset the interest rate or the Spread and/or Spread Multiplier of a Note, the holders will have the option to elect repayment of their Note on any Optional Reset Date at a price equal to the aggregate principal amount thereof outstanding on, plus any accrued interest to, such Optional Reset Date. In order for a Note to be so repaid on an Optional Reset Date, the Trustee or any other person designated by the Issuer for such purpose must receive at least 25 days but not more than 35 days prior to the Optional Reset Date (i) if the Note is a Certificated Note, the Note with the form entitled "Option to Elect Repayment" on the reverse side of the Note duly completed or (ii) if the Note is a Book-Entry Note, the notices set forth in the Pricing Supplement. The repayment option may be exercised by the holder of a Note for less than the aggregate principal amount of the Note then outstanding so long as the principal amount remaining outstanding after repayment is an authorized denomination. A holder who has tendered a Note for repayment pursuant to a Reset Notice may, by delivery by the close of business on the tenth day prior to the Optional Reset Date of written notice to the Trustee, revoke the tender for repayment.

     If a Note is represented by a Global Security, the Depositary's nominee will be the holder of that Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will exercise timely a right to repayment with respect to a particular Note, the beneficial owner of the Note must instruct the broker or other direct or indirect participant through which it holds an interest in the Note to notify the Depositary of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which instructions must be given in order for timely notice to be delivered to the Depositary.

EXTENSION OF MATURITY

     The Pricing Supplement will indicate whether the Maturity Date of a Note (other than an Amortizing Note) may be extended, and if so, whether its Maturity Date may be extended at the option of the Issuer or its holder, or both, for one or more periods (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth in the Pricing Supplement.

     If the Issuer has the option to extend the Maturity Date, then the following procedures shall apply. The Issuer may from time to time exercise its option by notifying the Trustee at least 50 but not more than 60 days prior to the Maturity Date of the Note in effect immediately prior to the exercise of the option (the "Prior Maturity Date"). Not later than 10 days after receipt of Notice from the Issuer but in any event not later than 40 days prior to the Prior Maturity Date, the Trustee will mail to the holder of the Note a notice (the "Extension Notice") regarding the Extension Period, setting forth:

     - the election of the Issuer to extend the Prior Maturity Date,

     - the new Maturity Date,

     - in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period, and

     - any provisions for redemption by the Issuer or repayment to the holder, or both, during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which redemption or repayment may occur during the Extension Period.

Upon the transmittal by the Trustee of an Extension Notice to the holder of a Note, the Prior Maturity Date shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, the Note will have the same terms that it had prior to the transmittal of the Extension Notice.

     Not later than 20 days prior to the Prior Maturity Date for a Note, the Issuer may at its option revoke the interest rate or the Spread and/or Spread Multiplier provided for in the Extension Notice and establish a higher interest rate or a Spread and/or Spread Multiplier that is higher than the interest rate, Spread and/or Spread Multiplier provided for in the Extension Notice, for the Extension Period commencing on the Prior Maturity Date by causing the Trustee to transmit an irrevocable notice of the higher interest rate or higher Spread and/or Spread Multiplier to the holder of the Note. All Notes with respect to which the Maturity Date is extended and with respect to which the holders have not tendered their Notes for repayment (or have validly revoked any such tender pursuant to the next succeeding paragraph) will bear the higher interest rate or higher Spread and/or Spread Multiplier for the Extension Period.

     If the Issuer elects to extend the Maturity Date of a Note, the holders will have the option to elect repayment of their Note by the Issuer on the immediately Prior Maturity Date at a price equal to the principal amount thereof outstanding on, plus any accrued interest to, the Prior Maturity Date. In order for a Note to be so repaid on the Prior Maturity Date, the Trustee or any other person designated by the Issuer for such purpose must receive at least 25 days but not more than 35 days prior to the Prior Maturity Date (i) if the Note is a Certificated Note, the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) if the Note is a Book-Entry Note, such notices as set forth in the Pricing Supplement. The repayment option may be exercised by the holder of a Note for less than the aggregate principal amount then outstanding so long as the principal amount remaining outstanding after repayment is an authorized denomination. A holder who has tendered a Note for repayment pursuant to an Extension Notice may, by delivery of written notice by the close of business on the tenth day prior to the Prior Maturity date to the Trustee, revoke the tender for repayment.

     If a Note is represented by a Global Security, see "Description of Notes -- Subsequent Interest Periods" above for the manner by which a right to repayment may be exercised.

     If the holder of a Note (other than an Amortizing Note) has the option to extend the Maturity Date for one or more Extension Periods up to but not beyond the Final Maturity Date set forth in the Pricing Supplement, then the following provisions shall apply. The holder may, at the time or times as set forth in the Pricing Supplement, exercise the extension option by delivery to the Trustee by the date set forth in the Pricing Supplement of a written notice of such election (the "Holder's Extension Notice"). The Holder's Extension Notice will be irrevocable and will specify the new Maturity Date. Upon the transmittal by the holder of the Holder's Extension Notice to the Trustee, the applicable Prior Maturity Date shall be extended automatically and, except as modified pursuant to this paragraph, the Note will have the same terms as prior to the transmittal of the Holder's Extension Notice.

REDEMPTION

     The Pricing Supplement will indicate either that a Note cannot be redeemed prior to its Maturity Date or it will be redeemable prior to its Maturity Date at the option of the Issuer on the date or dates and at the price or prices set forth in the Pricing Supplement, together with accrued interest to the date of redemption. An Issuer may redeem any of its Notes that are redeemable, either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice to each holder of the affected Notes. If Notes of different tenor and terms are to be redeemed, the Issuer shall select the Notes to be redeemed. If less than all of the Notes with like tenor and terms are to be redeemed, the Trustee will select the Notes to be redeemed by any method that it shall deem fair and appropriate. The Notes will generally not be subject to any sinking fund.

REPAYMENT AND REPURCHASE

     The Pricing Supplement will indicate that a Note cannot be repaid prior to its Maturity Date or that it will be repayable at the option of the holder on a date or dates specified prior to its Maturity Date at the price or prices set forth in the Pricing Supplement, together with accrued interest to the date of repayment. In order for a Note to be repaid at the option of the holder, the Trustee or any other person designated by the Issuer must receive at least 15 days but not more than 30 days prior to the repayment date, (i) if the Note is a Certificated Note, the Note with the form entitled "Option to Elect Repayment" on the reverse side of the Note duly completed or (ii) if the Note is a Book-Entry Note, the notices as set forth in the Pricing Supplement. The repayment option may be exercised by the holder of a Note for less than the aggregate principal amount of the Note then outstanding so long as the principal amount remaining outstanding after repayment is an authorized denomination. Exercise of the repayment option by the holder of a Note will be irrevocable.

     If a Note is represented by a Global Security, see "Description of Notes -- Subsequent Interest Periods" above for the manner by which a right to repayment may be exercised.

     The Issuers may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by any Issuer may, at the Issuer's discretion, be held, resold or surrendered to the Trustee for cancellation.

GLOBAL SECURITIES AND BOOK-ENTRY SYSTEM

     Upon issuance, all Book-Entry Notes having the same terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary") or such other depositary as is specified in the applicable Pricing Supplement, and registered in the name of a nominee of the Depositary. Book-Entry Notes may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the nominee of the Depositary or any nominee to a successor of nominee of the Depositary or a nominee of successor, and will not be exchangeable for Certificated Notes and, except under the circumstances described in the Prospectus under "Description of the Debt Securities and Guaranties -- Global Securities" and as described below, will not otherwise be issuable in definitive form.

     The Depositary has advised the Issuers and the Agents as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Upon the issuance of a Global Security, the Depositary for that Global Security, or its nominee, will credit the accounts of persons held with it with the respective amount of the Book-Entry Notes represented by that Global Security. Those accounts shall be designated by the Agent or Agents with respect to those Book-Entry Notes or by the Issuer if those Book-Entry Notes are offered and sold directly by the Issuer. Ownership of beneficial interests in that Global Security will be limited to persons that have accounts with the Depositary for that Global Security or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in that Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) for that Global Security and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of that Global Security, the Depositary or the nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Notes represented by that Global Security for all purposes under the Indenture governing those Book-Entry Notes. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Book-Entry Notes represented by that Global Security registered in their names, will not receive or be entitled to receive Certificated Notes in exchange for the Global Security representing those Book-Entry Notes and will not be considered the owners or holders thereof under the Indenture.

     Principal, premium and interest payments on Book-Entry Notes registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing Book-Entry Notes. Neither Issuer, the Guarantor, the Trustee, any Paying Agent nor the Security Registrar for Book-Entry Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for Book-Entry Notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     The Issuers expect that the Depositary for Book-Entry Notes or its nominee, upon receipt of any payment of principal, premium or interest will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security for those Book-Entry Notes as shown on the records of such Depositary or its nominee. The Issuers also expects that payments by participants to owners of beneficial interests in the Global Security held through participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers which are registered in "street name", and will be the responsibility of the participants.

     If the Depositary for Book-Entry Notes is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Issuer of those Notes within 90 days, the Issuer will issue Certificated Notes in exchange for the Global Security representing those Book-Entry Notes. In addition, the Issuer may at any time and in its sole discretion determine not to have Book-Entry Notes represented by Global Securities and, in such event, will issue Certificated Notes in exchange for all Global Securities representing the Book-Entry Notes. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of Certificated Notes represented by the Global Security equal in principal amount to such beneficial interest and to have those Certificated Notes registered in its name. Certificated Notes will be so issued in denominations of U.S. $1,000 and any integral multiple in excess thereof (or the equivalent thereof in a Foreign Currency).

                             UNITED STATES TAXATION

     In the opinion of Ivins, Phillips & Barker, Chartered, special U.S. tax counsel to the Issuers and the Guarantor, the following summary correctly describes certain United States Federal income tax consequences resulting from the purchase, ownership or disposition of Notes by an initial Holder (unless otherwise indicated) subject to United States income taxation. It does not purport to consider all the possible tax consequences of the purchase, ownership or disposition of the Notes, and it is not intended to reflect the individual tax position of any Holder. It deals only with Notes and Foreign Currencies held as capital assets. It does not deal with special tax situations, such as dealers in securities or currencies, Notes (or Foreign Currency) held as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a Note and one or more other investments, or (except for the discussion of "Non-United States Persons" below) situations in which the functional currency of the Holder is not the U.S. dollar. It is based upon the United States Federal tax laws and regulations as now in effect and as currently interpreted, and does not take into account possible changes in such tax laws or such interpretations. It does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to the Notes or holders thereof. Persons considering the purchase of Notes should consult their own tax advisers concerning the application of the United States Federal tax laws to their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction. The following discussion applies only to Notes under which all payments are denominated in, or determined with reference to, a single currency, either a single Foreign Currency or the U.S. dollar. If Notes are issued under which payments are denominated in, or determined with reference to, more than one currency, their tax treatment will be discussed in the Pricing Supplement relating to the issuance of such Notes.

     The Tax Reform Act of 1986 made major changes in the United States Federal tax laws that affect the treatment of currency gains and losses. Final regulations and proposed regulations dealing with currency gains and losses were issued by the Internal Revenue Service ("IRS") on March 17, 1992 (the "Foreign Currency Regulations"). The following summary reflects the terms of the Foreign Currency Regulations. Under the proposed Foreign Currency Regulations, however, for taxable years ending on or after the date on which the proposed Foreign Currency Regulations become final, certain holders may elect to mark to market foreign currency transactions based on the holder's method of financial accounting. Moreover, the Foreign Currency Regulations do not cover all issues, and subsequent versions of such regulations (including the final form of the proposed Foreign Currency Regulations) may adopt positions that would apply to the Notes and that may be contrary to the positions discussed below.

UNITED STATES PERSONS

     The following addresses the principal United States Federal income tax consequences resulting from the ownership of a Note by a holder who is a United States person.

     For purposes of the following discussion, the term "United States person" means

     - a citizen or resident of the United States,

     - a corporation, partnership or other entity created or organized under the laws of the United States,

     - an estate the income of which is subject to United States Federal income taxation regardless of its source, or

     - a trust as to which a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

"United States" means the United States of America (including the States and the District of Columbia).

     A holder that is a nonresident alien individual as to the United States and a bona fide resident of Puerto Rico, Guam, American Samoa or the Northern Mariana Islands during the entire taxable year is also subject to the rules described in this section as if such holder were a United States person. Such a holder may also be subject to United States Federal withholding tax under the rules described in the first paragraph under "Non-United States Persons" below.

     United States persons who are partners in foreign partnerships (as determined under United States tax rules) will be subject to United States Federal income tax on their distributive shares of income from such foreign partnerships.

     Certain persons may be subject to United States Federal income tax on certain income of foreign trusts (i.e., trusts other than those described above as a "United States person"). Such persons may include, in certain circumstances,

     - a United States person who transfers property to (A) a foreign trust with a United States beneficiary or (B) a trust that subsequently becomes a foreign trust while such individual is alive,

     - persons who are not United States persons who transfer property to foreign trusts and subsequently become United States persons, and

     - certain United States persons who are beneficiaries of foreign trusts.

Accordingly, in certain circumstances the United States Federal income tax treatment set forth below, regarding Notes owned by United States persons, may apply to Notes owned by foreign trusts.

     If an individual who is a United States person loses United States citizenship or ceases to be a long-term resident of the United States, with a principal purpose of avoiding United States Federal income, estate or gift tax, such individual may be subject to United States Federal income, estate or gift tax for 10 years thereafter (or longer in some circumstances), as set forth below regarding Notes owned by United States persons. In addition, such an individual may be subject to United States Federal income tax upon a transfer of a Note to certain foreign corporations.

  Payments of Interest

     Except as described below under "Original Issue Discount", interest on a Note (whether payable in a Foreign Currency or in U.S. dollars) will be taxable to a holder as ordinary income at the time it accrues or is received in accordance with the holder's method of accounting for tax purposes.

     If payment of interest is denominated in or determined in reference to the value of a Foreign Currency, then in the case of a cash method holder who is not required to accrue such interest prior to its receipt, the amount of interest income is determined by translating the Foreign Currency into U.S. dollars at the "spot rate" on the date of receipt. In the case of an accrual method holder or in the case of interest that must be accrued prior to receipt or payment (such as original issue discount) the amount of interest income that is taken into income for any interest accrual period is determined by translating the Foreign Currency into U.S. dollars at the "average rate" for the interest accrual period, or, with respect to an interest accrual period that spans two taxable years, at the "average rate" for the partial period within the taxable year. At the time the interest so accrued in a prior accrual period is received, the holder will realize exchange gain or loss equal to the difference, if any, between the "spot rate" of the Foreign Currency received by the holder with respect to such accrual period on the date the interest is received and the amount of interest income previously accrued for such period. A holder may elect to use, instead of such "average rate", the "spot rate" on the last day of the accrual period (or, if the accrual period spans two of the holder's taxable years, the last day of the first taxable year). In addition, if the interest is actually received within five Business Days of the end of such accrual period or taxable year, an accrual method holder making the election may instead use the spot rate on the date the interest is received for purposes of translating accrued interest income into U.S. dollars (in which case no exchange gain or loss will be taken into account upon receipt). The election applies to all debt instruments held by the holder and cannot be changed without the consent of the IRS.

     The exchange gain or loss described in the immediately preceding paragraph is ordinary and will generally not be considered additional interest income or expense. The IRS has authority to issue regulations recharacterizing interest as principal, or principal as interest, for obligations denominated in a hyperinflationary currency. Under the proposed Foreign Currency Regulations, which would become effective for transactions entered into after such regulations are finalized, if a holder acquires a Note denominated in a Foreign Currency that is a hyperinflationary currency at the time of such acquisition, the holder would be required to realize exchange gain or loss on the Note each year that the holder holds the Note based (in general) on the change in exchange rates between the Foreign Currency and the U.S. dollar from the beginning to the end of the year. Such exchange gain or loss would generally be treated, respectively, as additional interest income or as an offset to interest income.

     For purposes of this discussion, the "spot rate" generally means a rate that reflects a fair market rate of exchange available to the public for currency under a "spot contract" in a free market and involving representative amounts. A "spot contract" is a contract to buy or sell a nonfunctional currency, which in the case of an individual United States person generally is any Foreign Currency, on or before two Business Days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the District Director of the IRS has the authority to determine the spot rate. The "average rate" for an accrual period (or partial period) is the simple average of the spot exchange rates for each Business Day of such period, or other average exchange rate for the period reasonably derived and consistently applied by the holder.

  Purchase, Sale and Retirement of Notes

     A purchaser of a Note using Foreign Currency as the consideration for such Note will generally be treated for Federal income tax purposes as though the Foreign Currency used to purchase the Note were instead exchanged for U.S. dollars, and the U.S. dollars received in such exchange were used to purchase the Note. Thus, such a purchaser generally will be required to recognize ordinary income or loss equal to the difference, if any, between the U.S. dollar spot rate of the Foreign Currency used to purchase the Note on the date of purchase, and the purchaser's U.S. dollar tax basis in the Foreign Currency.

     Upon the sale, exchange or retirement of a Note, a holder will recognize gain or loss equal to the difference between the amount realized (less any accrued but unpaid qualified stated interest which will be taxable as such) and the holder's tax basis in the Note. If the amount received on the sale, exchange or retirement is not in U.S. dollars, the amount realized will be based on the spot rate of the Foreign Currency on the date of disposition. In the case of a Note denominated in Foreign Currency, to the extent such recognized gain or loss is attributable to changes in Foreign Currency exchange rates between the date of acquisition and disposition of the Note, such gain or loss ("exchange gain or loss") will be treated as ordinary income or loss (but will generally not be treated as interest income or expense). However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction. Except as provided below, any gain or loss in excess of such exchange gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Note had been held for more than one year.

     If a holder has a tax basis for a Note, other than a Note with a fixed Maturity Date of one year or less from the date of issue, that is less than its principal amount (or, in the case of an Original Issue Discount Note, less than its original issue price plus original issue discount includable, without regard to adjustments for acquisition premium discussed below under "Original Issue Discount", in gross income by the prior holder or holders), the Note may be considered to have "market discount". As a general matter, gain on a Note is treated as ordinary income rather than capital gain to the extent of market discount accrued while the holder held the Note, although holders may elect to accrue market discount into income on a current basis. Such an election applies to all debt instruments with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Market discount will be treated as accruing on a ratable basis or, at the election of the holder, based on a constant interest method. Furthermore, unless a holder elects to include market discount into income on a current basis as described above, a holder of a Note having market discount may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such

Note until the Maturity Date of the Note or its earlier disposition in a taxable transaction. In the case of a Note payable in a Foreign Currency, (1) market discount is determined in units of the Foreign Currency, (2) accrued market discount required to be taken into account on the Maturity or earlier disposition of a Note is translated into U.S. dollars at the spot rate on the Maturity or disposition date (and no part is treated as exchange gain or loss), and (3) accrued market discount currently includible in income by a holder is translated into U.S. dollars at the average exchange rate for the accrual period, and exchange gain or loss is determined on the Maturity or disposition of the Note in the manner described in "Payments of Interest" above, with respect to computation of exchange gain or loss on the receipt of accrued interest.

     If a holder has a tax basis for a Note that is greater than its principal amount, the Note may be considered to have "bond premium". The holder may elect to amortize such premium as offsets to interest income over the remaining life of the Note under a constant interest method. (The treatment of Original Issue Discount Notes purchased at a premium is discussed below. See "Original Issue Discount".) Such an election generally applies to all Notes held by the holder at the beginning of the taxable year to which the election applies or thereafter acquired by the holder and is irrevocable without the consent of the IRS. However, if such Note may be optionally redeemed after the holder acquires it at a price in excess of its principal amount, special rules would apply that could result in a deferral of the amortization of some bond premium until later in the term of the Note. In the case of a Note denominated in Foreign Currency, bond premium is computed in units of Foreign Currency and amortizable bond premium reduces interest income in units of the Foreign Currency. At the time amortized bond premium offsets interest income, foreign currency exchange gain or loss (taxable as ordinary income or loss, but not generally as interest income or expense) is realized based on the difference between spot rates at that time and at the time of the acquisition of the Note. With respect to a holder that does not elect to amortize bond premium, the amount of bond premium constitutes a capital loss when the bond matures. In the case of a Note denominated in Foreign Currency, foreign currency exchange gain or loss with respect to the premium is realized based on the difference between the spot rates on the Maturity Date and at the time of the acquisition of the Note. In such case, the amount of capital loss relating to the premium may be offset or eliminated by exchange gain.

  Receipt of Foreign Currency

     The tax basis of Foreign Currency received by a holder generally will equal the U.S. dollar equivalent of such Foreign Currency at the spot rate on the date it is received. Upon the subsequent exchange of such Foreign Currency for U.S. dollars, another currency, or property, a Holder will generally recognize exchange gain or loss equal to the difference between the Holder's tax basis for the Foreign Currency and the U.S. dollars received (or, if another currency is received, the U.S. dollar value of the other currency at the spot rate on the date of the exchange) or, if property is received, the U.S. dollar value of the Foreign Currency based on the spot rate on the date of purchase. Such gain or loss will be ordinary in character.

  Indexed Notes

     The specific treatment of any Indexed Notes issued will be discussed in Pricing Supple-ment relating to the issuance of such Notes and would generally be subject to different rules from those set forth in this discussion.

  Original Issue Discount

     The following summary is a general discussion of the United States Federal income tax consequences to Holders who are United States persons of Notes issued with original issue discount ("Original Issue Discount Notes"). It is based in part upon income tax regulations (the "OID Regulations") that were published in the Federal Register on April 4, 1994. Additionally, the summary includes a discussion of final regulations published in the Federal Register on June 14, 1996, relating primarily to contingent payment debt instruments with original issue discount (the "Contingent Payment Debt Regulations").

The discussion assumes that the Notes will not qualify as "applicable high-yield discount obligations" under the Code.

     For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of an Original Issue Discount Note over its "issue price" (defined as the first price at which a substantial amount of the Original Issue Discount Notes have been sold) unless, in most circumstances, such excess is less than 0.25% of the Original Issue Discount Note's stated redemption price at maturity multiplied by the number of complete years to its maturity. The stated redemption price at maturity of an Original Issue Discount Note is the total of all payments to be made under the Original Issue Discount Note other than "qualified stated interest." The term "qualified stated interest" means, in general, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate (or at certain floating rates) that appropriately takes into account the length of the interval between stated interest payments.

     In certain cases, Notes that bear stated interest and are issued at par may be deemed to bear original issue discount for Federal income tax purposes, with the result that the inclusion of interest in income for Federal income tax purposes may vary from the actual cash payments of interest made on such Notes, generally accelerating income for cash method taxpayers. Under the OID Regulations, a Note may be an Original Issue Discount Note where, among other things,

     - a Floating Rate Note provides for a maximum interest rate that is reasonably expected as of the issue date to cause the yield on the debt instrument to be significantly less than the expected yield determined without the maximum rate;

     - a Floating Rate Note provides for a minimum interest rate that is reasonably expected as of the issue date to cause the yield on the debt instrument to be significantly more than the expected yield determined without the minimum rate;

     - a Floating Rate Note provides for a significant front-loading or back-loading of interest; or

     - a Note bears interest at a floating rate in combination with one or more other floating or fixed rates.

     Notice will be given in the Pricing Supplement if the Issuer determines that a particular Note will be an Original Issue Discount Note. Unless specified in the applicable Pricing Supplement, Floating Rate Notes will not be Original Issue Discount Notes.

     Persons holding Original Issue Discount Notes having maturities in excess of one year are required to include original issue discount in income before the receipt of cash attributable to such income. The amount of original issue discount includible in income by the initial holder of such Original Issue Discount Notes and, subject to an adjustment, by any subsequent holder, is the sum of the daily portions of the original issue discount with respect to the Original Issue Discount Note for each day during the taxable year in which such holder held the Original Issue Discount Note ("accrued original issue discount"). The daily portion of the original issue discount on any Original Issue Discount Note is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to that accrual period. The term "accrual period" generally means the period between interest payment dates (or shorter period from the date of issue to the first interest payment date and from the last interest payment date prior to maturity to the date of maturity), but an accrual period may not be longer than one year.

     For any accrual period, the original issue discount allocable to the accrual period is an amount equal to the excess, if any, of (a) the product of the Original Issue Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and adjusted for the length of the accrual period) over (b) the sum of the qualified stated interest, if any, allocable to such accrual period. The "adjusted issue price" of an Original Issue Discount Note at the beginning of the first accrual period is the issue price and at the beginning of any accrual period thereafter is (x) the sum of the issue price of such Original Issue Discount Note, the accrued original issue discount for each prior accrual period (determined without regard to the amortization of any acquisition premium, as discussed below, or bond premium, as discussed above), and the amount of any qualified stated interest on the Note that has accrued prior to the beginning of the accrual period but is not payable until a later date, less (y) any prior payments on the Original Issue Discount Note that were not qualified stated interest. If a payment (other than a payment of qualified stated interest) is made on the first day of an accrual period, then the adjusted issue price at the beginning of such accrual period is reduced by the amount of the payment.

     Under the above rules, persons holding Original Issue Discount Notes will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods, assuming that no payments other than qualified stated interest are made prior to the maturity of the Note.

     If an Issuer has an option to redeem a Note, or the holder has an option to cause a Note to be repurchased, prior to the Note's stated maturity, such option will be presumed to be exercised if, by utilizing any date on which such Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of such Note (the "redemption price") as the stated redemption price at maturity, the yield on the Note would be (i) in the case of an option of an Issuer, lower than its yield to stated maturity, or
(ii) in the case of an option of the holder, higher than its yield to stated maturity. If such option is not in fact exercised when presumed to be exercised, the Note would be treated solely for original issue discount purposes as if it were redeemed or repurchased, and a new Note were issued on the presumed exercise date for an amount equal to the Note's adjusted issue price on that date.

     Original issue discount on an Original Issue Discount Note denominated in, or under which all payments are determined with reference to, a single Foreign Currency will be determined for any accrual period in that Foreign Currency and then translated into U.S. dollars in the same manner as other interest income accrued by an accrual method holder before receipt, as described above under "Payments of Interest". Likewise, as described therein, exchange gain or loss will be recognized when the original issue discount is paid. For this purpose, all payments (other than qualified stated interest) on a Note will first be viewed as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first.

     The Contingent Payment Debt Regulations address, among other things, the accrual of original issue discount on, and the character of gain recognized on the sale, exchange, or retirement of debt instruments providing for contingent payments. Prospective holders of Notes with contingent payments should refer to the discussion regarding taxation in the Pricing Supplement.

     Different rules apply to Original Issue Discount Notes having maturities of not more than one year ("Short-Term Discount Notes"). A holder of a Short-Term Discount Note who uses the cash method of tax accounting will generally not be required to include original issue discount in income on a current basis (but may be required to defer a deduction for a portion or all of the interest paid or accrued on any indebtedness incurred to purchase or carry such Short-Term Discount Note). Rather, such a holder will be required to treat any gain realized on a sale, exchange or retirement of the Short-Term Discount Note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the Short-Term Discount Note during the period the holder held the Short-Term Discount Note. Holders using the accrual method of tax accounting, and certain cash method holders (including banks, securities dealers and regulated investment companies) will generally be required to include original issue discount on the Short-Term Discount Note in income on a current basis. Notwithstanding the foregoing, a cash method holder of a Short-Term Discount Note may elect to accrue original issue discount into income on a current basis (in which case the limitation on the deductibility of interest described above will not apply). Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis. Furthermore, any holder (whether cash or accrual method) of a Short-Term Discount Note can elect to accrue the "acquisition discount", if any, with respect to the Short-Term Discount Note on a current basis in lieu of original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Discount Note over the holder's tax basis in the Note at the time of acquisition. Acquisition discount will be treated as accruing on a ratable basis or, at the election of the holder, using a constant yield method. The market discount rules do not apply with respect to Short-Term Discount Notes.

     For purposes of determining the amount of original issue discount subject to these rules, the OID Regulations provide that no interest payments on Notes with maturities of one year or less are qualified stated interest, but instead such interest payments are included in such Note's stated redemption price at maturity.

     In the event that a person purchases an Original Issue Discount Note (including a Short-Term Discount Note) at an acquisition premium, i.e., at a price that is (i) less than or equal to the sum of all amounts payable on the Note (other than qualified stated interest) after the date of purchase by the holder and (ii) in excess of the issue price plus the original issue discount accrued prior to acquisition and minus any payments (other than payments of qualified stated interest) made with respect to such Note prior to acquisition (such amount, the Note's "revised issue price"), the amount includible in income in each taxable year as original issue discount will be reduced by that portion of the acquisition premium properly allocable to such year or, alternatively, a holder may elect to treat its purchase price as the Note's issue price.

     The market discount and bond premium rules discussed above under "Purchase, Sale and Retirement of Notes" may apply to an Original Issue Discount Note purchased at a price that is less than such Note's revised issue price (in the case of market discount) or that is greater than such Note's remaining stated redemption price at maturity (in the case of bond premium), respectively. In such case, the amount of market discount will generally equal the excess of the Original Issue Discount Note's revised issue price over the holder's purchase price for the Note, and the amount of bond premium will equal the excess of the holder's purchase price over the Original Issue Discount Note's remaining stated redemption price at maturity. A holder of an Original Issue Discount Note with bond premium will not be subject to the original issue discount rules described above.

     A holder's tax basis in an Original Issue Discount Note generally will be the holder's cost increased by any original issue discount included in income (and market discount, if any, if the holder has elected to include accrued market discount in income on an annual basis) and decreased by the amount of any payment (other than qualified stated interest) received with respect to the Original Issue Discount Note. Gain or loss on the sale, exchange or redemption of an Original Issue Discount Note generally will be long-term capital gain or loss if the Original Issue Discount Note has been held for more than a year except to the extent that gain represents market discount not previously included in the holder's income.

     The original issue discount rules will not be applied to treat Notes as having original issue discount solely by virtue of the contingent U.S. dollar values of payments on Notes denominated in a Foreign Currency.

     A holder may elect to treat all interest that accrues on a Note as original issue discount applying the constant yield method described above to accrue such interest, with the modifications described below. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, acquisition discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described above) or acquisition premium.

     In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing holder, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a Note with amortizable bond premium, then the electing holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludable from gross income) held by such electing holder as of the beginning of the taxable year in which the Note with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

     If the election described above to apply the constant yield method to all interest on a Note is made with respect to a Note that has market discount, as described above, then the electing holder will be treated as having made the election discussed above under "Purchase, Sale, and Retirement of Notes" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such holder.

  Subsequent Interest Periods and Extensions of Maturity

     If a reset of the interest rate, Spread and/or Spread Multiplier of a Note (either alone or in conjunction with each other) by the Issuer or extension of the maturity of a Note is treated as an exchange of such Note for a new Note, then a United States person who is a holder of such Note may recognize taxable gain or loss (subject to characterization as capital gain or loss or ordinary income or loss depending on the effect of the original issue discount, foreign currency, or other rules described herein) equal to the difference between the fair market value of such Note and the holder's adjusted tax basis in such Note at the time of the reset or extension. In such case, the holder will have a tax basis in a new Note equal to such fair market value. The tax consequences described above with respect to the timing and character of income, gain or loss would apply to the holding of the new Note. If, on the other hand, the interest reset or maturity extension is not treated as an exchange, then a United States person who is a holder will not recognize gain or loss upon the reset or extension, but the reset or extension may affect the timing, character, and amount of income, gain or loss with respect to the subsequent holding period of the Note. On June 26, 1996, final regulations were published in the Federal Register which govern the resolution of whether an interest reset or maturity extension would or would not result in an exchange.

NON-UNITED STATES PERSONS

     Under the United States Federal tax laws as in effect on the date of this prospectus supplement and subject to the discussion of backup withholding below, payments of principal (and premium, if any) and interest, including original issue discount, by the Issuer, the Guarantor or any agent of the Issuer or the Guarantor (acting in its capacity as such) to any holder of a Note who is not a United States person will not be subject to United States Federal withholding tax, provided, in the case of interest, including original issue discount, that

     - the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of such Issuer entitled to vote,

     - the holder is not a controlled foreign corporation for United States tax purposes that is related to the Issuer through stock ownership,

     - the holder is not receiving interest ineligible for exemption from withholding by reason of the application of Section 881(c)(3)(A) of the Code,

     - the holder is not a foreign private foundation and

     - either (A) the beneficial owner of the Note certifies to the last United States person (the "Withholding Agent") in the chain of payment, under penalties of perjury, that he is a non-United States person and provides his name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds such Note certifies to the Withholding Agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by another financial institution and furnishes the payor with a copy thereof.

     Applicable regulations contain certain other requirements regarding the timing, form, and maintenance by the Withholding Agent of the certification described in the preceding sentence. Recently finalized regulations would modify the certification requirements for payments of interest made after December 31, 1999.

     Notes issued by XCE will be considered debt of XCE. Subject to the discussion below under "Backup Withholding and Information Reporting", no United States withholding tax should apply to payments of principal or interest on such Notes by either XCE or the Guarantor.

     Payments of certain types of contingent interest to a person who is not a United States person may be subject to United States withholding tax equal to 30% of each such payment (or such lower amount as provided by treaty). The Pricing Supplement will state whether any Notes having contingent payments will be subject to any U.S. withholding taxes.

     If a holder of a Note who is not a United States person is engaged in a trade or business in the United States and interest, including original issue discount, on the Note is effectively connected with the conduct of such trade or business, such holder, although exempt from the withholding tax discussed in the preceding paragraph, may be subject to United States Federal income tax on such interest, and original issue discount, in the same manner as if it were a United States person. In addition, if such a holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount) on a Note will be included in the earnings and profits of such holder if such interest (or original issue discount) is effectively connected with the conduct by such holder of a trade or business in the United States. Such a holder also may be subject to United States Federal withholding tax. To claim an exemption from such tax, such a holder must provide the payor with the certification described in the fourth preceding paragraph (Form W-8). In addition, such a holder may be required to provide the same certification in order to obtain an exemption from "backup" withholding, discussed below.

     Any capital gain or market discount realized upon retirement or disposition of a Note by a holder who is not a United States person will not be subject to United States Federal income or withholding taxes if

     - such gain is not effectively connected with a United States trade or business of the holder, and

     - in the case of an individual, such holder is either (A) not present in the United States for 183 days or more in the taxable year of the retirement or disposition or (B) such individual does not have a "tax home" (as defined in the Code) in the United States and the gain is not attributable to an office or other fixed place of business maintained by such individual in the United States.

     Notes held by an individual who is neither a citizen nor a resident of the United States for United States Federal income tax purposes at the time of such individual's death will not be subject to United States Federal estate tax provided that

     - the income from such Notes was not or would not have been effectively connected with a United States trade or business of such individual;

     - such individual qualified for the exemption from United States Federal withholding tax (without regard to the certification requirements) that is described above; and

     - such individual did not, within the 10-year period ending with the date of death, lose United States citizenship or cease to be a long-term resident of the United States with a principal purpose of avoiding United States Federal estate tax.

     A holder who is not a United States person and is a qualified resident of a jurisdiction that has entered into a bilateral income, estate or gift tax treaty with the United States may be able to obtain benefits under the applicable treaty in connection with the United States Federal taxation relating to the Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     For each calendar year in which the Notes are outstanding, the payor of interest (including original issue discount, if any), principal, premium, or the proceeds of disposition to a holder is required to provide the IRS with certain information, including the holder's name, address and taxpayer identification number ("TIN") (either the holder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal, interest (including any original issue discount), premium, or the proceeds of disposition paid to that holder during the calendar year and the amount of any tax withheld. This obligation, however, does not apply with respect to certain United States persons who are holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts, but such entities may be required to establish their status as such.

     A "backup withholding" tax equal to 31% of each payment on the Notes will apply to a United States person who is a holder subject to the reporting requirements described above if such holder

     - fails to furnish his TIN, or

     - under certain circumstances, fails to certify, under penalty of perjury, that he has both furnished a correct TIN and not been notified by the IRS that he is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will also apply if the payor is notified by the IRS that the payee has failed to report properly a correct TIN or interest and dividends earned by the payee. This backup withholding tax is not an additional tax and may be credited against the United States person's United States Federal income tax liability.

     Under current Treasury regulations, backup withholding and information reporting will not apply to payments made by the Issuer, the Guarantor or any agent of the Issuer or the Guarantor (in its capacity as such) to a holder of a Note who is not a United States person if the holder has provided required certification that it is not a United States person as set forth in clause (A) in the first paragraph under "Non-United States Persons", or has otherwise established an exemption (provided that none of such Issuer, the Guarantor and such agent has actual knowledge that the holder is a United States person or that the conditions of any exemption are not in fact satisfied).

     If such principal or interest is collected outside the United States by the non-United States office of a foreign custodian, foreign nominee or other foreign agent of the beneficial owner of a Note and is paid by such office outside the United States to such owner, or if the non-United States office of a foreign "broker" (as defined in the Treasury regulations) pays the proceeds of the sale or exchange of a Note outside the United States to the seller thereof, backup withholding and information reporting will not apply to such payment (provided, except in the case of interest on a Note of XCE, that such nominee, custodian, agent or broker derives less than 50% of its gross income for certain specified periods from the conduct of a trade or business in the United States and is not a controlled foreign corporation for United States tax purposes). Except in the case of interest on a Note of XCE, principal and interest so paid by the non-United States office of other custodians, nominees or agents, or the payment by the foreign office of other brokers of the proceeds of the sale or exchange of a Note will not be subject to backup withholding, but will be subject to information reporting unless the custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner or seller is not or was not, as the case may be, a United States person who is a holder and certain conditions are met or the beneficial owner or seller otherwise establishes an exemption. (Under current regulations, interest on a Note of XCE paid outside the United States is not subject to information reporting or backup withholding under any circumstances. Under recently finalized regulations, which are generally effective for payments of interest made after December 31, 1999, the information reporting requirements with respect to such payments will be conformed to the existing rules applicable to interest on a Note of Xerox paid outside the United States as discussed above.) Principal and interest on any Note paid by the United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of a sale or exchange of a Note is subject to both backup withholding and information reporting unless the beneficial owner or seller certifies its non-United States person status under penalties of perjury or otherwise establishes an exemption.

     Recently finalized regulations, which are generally effective for payments of interest made after December 31, 1999, would modify the application of information reporting requirements and the backup withholding tax to non-United States persons. However, compliance with the certification procedures described in the preceding section would generally continue the exemption (from information reporting requirements and the backup withholding tax) for non-United States persons who are exempt recipients.

                              PLAN OF DISTRIBUTION

     The Notes are being offered on a continuous basis by each Issuer through the Agents, each of which has agreed to use its reasonable best efforts to solicit purchases of the Notes. Unless otherwise specified in the Pricing Supplement, with respect to Notes with Maturity Dates of 30 years or less from the date of issue, the Issuer will pay each Agent a commission (or grant a discount) which is expected to range from .125% to .750% of the principal amount of each Note, depending upon the Maturity Date, sold through such Agent. With respect to Notes with a Maturity Date that is longer than 30 years from the date of issue sold through any Agent, the rate of commission (or discount) will be negotiated at the time of sale and will be specified in the Pricing Supplement.

     The Notes also may be sold by the Issuers to any Agent, acting as principal, at a discount for resale to one or more purchasers at varying prices related to prevailing market prices at the time of resale, or, if set forth in the Pricing Supplement, the Agent may also resell such Notes at a fixed public offering price, as determined by the Agent. In connection with any resale of Notes purchased as principal, an Agent may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant thereto to dealers or purchasers. After any initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of Notes to be resold at a fixed public offering price), the commission and discount may be changed. Unless otherwise specified in the Pricing Supplement, any Note purchased by an Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission (or discount) applicable to an agency sale of a Note of identical Maturity Date.

     Either Issuer may appoint additional agents for the purpose of soliciting offers to purchase the Notes. Each additional agent will solicit purchasers of the Notes on a reasonable best efforts basis. Either Issuer may also sell the Notes directly to, and may accept offers to purchase the Notes from, investors on its own behalf in those jurisdictions where it is authorized to do so. In the case of sales made directly by an Issuer, no commission will be payable and no discount will be granted. The Issuers have agreed to reimburse the Agents for certain of the Agents' expenses, and the Issuers contemplate that they will enter into similar arrangements with any additional agents that they subsequently appoint.

     Each Issuer will have the sole right to accept offers to purchase Notes to be issued by it and may reject any proposed purchase of Notes to be issued by it in whole or in part. Each Agent (and each additional agent subsequently appointed) will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by such Agent.

     Each Agent, as an agent or principal, and each additional agent subsequently appointed by an Issuer, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Each Issuer has agreed to indemnify each Agent (and will agree to indemnify each additional agent that it subsequently appoints) against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments each Agent (or additional agent) may be required to make in respect thereof.

     No Note will have an established trading market when issued. The Notes will not be listed on any securities exchange. Each Agent and each subsequently appointed agent may make a market in the Notes, but they are not obligated to do so and may discontinue any marketmaking at any time without notice. There can be no assurance of a secondary market for any Notes or that the Notes will be sold.

     The Agents may purchase and sell Notes in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created by the Agents in connection with the offering. The Agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Agents if such Notes are repurchased by the Agents in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

     In the ordinary course of their respective businesses, Goldman, Sachs & Co. and affiliates, Lehman Brothers Inc. and affiliates, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and affiliates, and Morgan Stanley & Co. Incorporated and affiliates have engaged, and may in the future engage, in investment banking transactions with each of the Issuers and its affiliates. In the ordinary course of its business, Chase Securities Inc. and affiliates, J.P. Morgan Securities Inc. and affiliates, and Salomon Smith Barney Inc. and affiliates, have engaged, and may in the future engage, in investment banking and commercial banking transactions with each of the Issuers and its affiliates.